UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            ________
                            FORM 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report(Date of earliest event reported) December 4, 2000


                        LANDS' END, INC.
    (exact name of registrant as specified in its charter)





    DELAWARE                 1-9769              36-2512786
(State or other           (Commission         (I.R.S. Employer
  jurisdiction            File Number)         Identification
of incorporation)                                  Number)




 Lands' End Lane, Dodgeville, Wisconsin             53595
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number     608-935-9341
     including area code



              INFORMATION INCLUDED IN THIS REPORT


Item 5.  Other Events.

         Attached as Exhibit 99.1 to this report is a news release issued by Lands' End, Inc., announcing the board of directors authorization to purchase up to 2,000,000 additional shares of the company's common stock, which will be made from time to time on the New York Stock Exchange or otherwise.












                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, its duly authorized officer and chief financial officer.
































                                    LANDS' END, INC.


December 15, 2000           By: /s/ STEPHEN A. ORUM
                                    Stephen A. Orum
                                    Executive Vice President &
                                    Chief Financial Officer





                                               EXHIBIT 99.1

FOR IMMEDIATE RELEASE



 LANDS' END ANNOUNCES COMPLETION OF 1998 BUYBACK AUTHORIZATION;
 DIRECTORS APPROVE PURCHASE OF UP TO 2,000,000 ADDITIONAL SHARES


DODGEVILLE, WIS. ...  December 4, 2000 ...  Lands' End, Inc.
(LE), today announced that the company has substantially completed its January 1998 stock buyback authorization of 2,000,000 shares.
     The company's board of directors has authorized the purchase of up to 2,000,000 additional shares of the company's common stock, which will be made from time to time on the New York Stock Exchange or otherwise. Lands' End common stock is listed on the New York Stock Exchange. As of December 1, 2000, there were 29,189,372 shares outstanding.
     Lands' End is a leading direct merchant of traditionally styled, classically inspired clothing, offered to customers throughout the world through regular mailings of its monthly and specialty catalogs and via the Internet at www.landsend.com.

Contact Charlotte LaComb: 608-935-4835